     As filed with the Securities and Exchange Commission on March 21, 2003
                                                      Registration No. 333-69945
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ---------------

                         POST EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 ENVIROGEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 ---------------

                                    Delaware
                            (State of Incorporation)

                                   22-2899415
                     (I.R.S. Employer Identification Number)

                             4100 Quakerbridge Road
                         Lawrenceville, New Jersey 08648
                                 (609) 936-9300
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                                  Mark J. Maten
                                 Envirogen, Inc.
                             4100 Quakerbridge Road
                         Lawrenceville, New Jersey 08648
                                 (609) 936-9300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                             -----------------------

                                    Copy to:
                           John E. Stoddard III, Esq.
                           Drinker Biddle & Reath LLP
                              105 College Road East
                            Princeton, NJ 08542-0627
                                 (609) 716-6504

        Approximate date of commencement of proposed sale to the public:
  THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT
                 REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

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       If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          DEREGISTRATION OF SECURITIES

         On December 30, 1998, Envirogen, Inc. filed a registration statement on Form S-3 (No. 333-69945) which registered 83,334 shares of its common stock for resale from time to time (the "Registration Statement"), which was subsequently amended on February 18, 1999, April 12, 19999, July 7, 1999 and July 9, 1999. On March 20, 2003, Tonic Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Shaw Environmental & Infrastructure, Inc., merged with and into Envirogen with Envirogen being the surviving entity and a wholly-owned subsidiary of Shaw Environmental. Because Envirogen will no longer be a public company, Envirogen files this Post-Effective Amendment to the Registration Statement and hereby deregisters all of the shares of Envirogen common stock which were registered under the Registration Statement and remain unsold as of the date hereof.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on March 21, 2003.

                                ENVIROGEN, INC.


                                By: /s/ Mark J. Maten
                                    -----------------------
                                    Mark J. Maten, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons, in the capacities indicated, on March 21, 2003.

Signature                       Title
---------                       -----

/s/ T.A. Barfield, Jr.          Chief Executive Officer and Director
----------------------          (Principal Executive Officer)
T.A. Barfield, Jr.

Mark J. Maten                   Vice President of Finance and Chief
-------------                   Financial Officer (Principal Financial
Mark J. Maten                   and Accounting Officer)

Scott LaGrange                  Director
--------------
Scott LaGrange

Daniel J. Shapiro               Director
-----------------
Daniel J. Shapiro